CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-261188), Form S-3 (No. 333-231160) and Form S-8 (No. 333-197910, 333-188730, 333-177850, 333-174451, 333-170317, 333-156105, 333-154312, 333-153586) of Discovery, Inc. of our report dated February 24, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Washington, District of Columbia
February 24, 2022
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